UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2011

NSTAR

(Exact name of registrant as specified in its charter)

Massachusetts	001-14768	04-3466300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
800 Boylston Street, Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

(617) 424-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On March 10, 2011 the Massachusetts Department of Public Utilities (“DPU”) issued an interlocutory order (the “Order”) on the Standard of Review to be applied in the review of mergers involving Massachusetts utilities in Docket 10-170, “Joint Petition for Approval of Merger between NSTAR and Northeast Utilities, pursuant to G.L. c. 164, Section 96.”

Applicable state law provides that mergers of Massachusetts utilities and their respective holding companies must be “consistent with the public interest.”  The Order modifies the Standard of Review with respect to mergers from a “no net harm” standard to a “net benefits” standard meaning that the companies must demonstrate that the proposed transaction provides benefits that outweigh the costs.  The Order states that the DPU will continue flexibly to apply the factors established by case law and Section 96.

The DPU has indicated that it will convene a procedural conference to establish a new procedural schedule for Docket 10-170.  The timing of regulatory approval from the DPU required to complete the merger is dependent on the procedural schedule that the DPU will establish.

NSTAR is pleased with the timeliness of the DPU’s determination regarding the appropriate Standard of Review for Massachusetts utility mergers, including this merger.  NSTAR is confident that the transaction will meet the “net benefits” standard.  NSTAR still expects that the merger will be completed in the second half of 2011.

For further information regarding the proposed NSTAR-Northeast Utilities merger, please refer to NSTAR’s Definitive Proxy Statement filed on Form DEFM14A on January 5, 2011, and Form 10-K filed on February 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
(Registrant)
Date: March 11, 2011	By	/s/ R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer